Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact:
James C. Hagan, President and CEO
Guida R. Sajdak, Executive Vice President and CFO
Meghan Hibner, Vice President and Investor Relations Officer
413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. REPORTS RESULTS FOR THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND DECLARES QUARTERLY CASH DIVIDEND

Westfield, Massachusetts, July 23, 2019: Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS: WNEB), the holding company for Westfield Bank (the “Bank”), announced today the unaudited results of operations for the three and six months ended June 30, 2019. For the three months ended June 30, 2019, the Company reported net income of $3.3 million, or $0.12 diluted earnings per share, compared to net income of $5.1 million, or $0.18 diluted earnings per share, for the three months ended June 30, 2018. On a linked quarter basis, net income was $3.3 million, or $0.12 diluted earnings per share, as compared to net income of $3.4 million, or $0.13 diluted earnings per share, for the three months ended March 31, 2019. For the six months ended June 30, 2019, net income was $6.7 million, or $0.25 diluted earnings per share, compared to net income of $8.7 million, or $0.29 diluted earnings per share, for the six months ended June 30, 2018.

The Company also announced that the Board of Directors declared a quarterly cash dividend of $0.05 per share, payable on or about August 21, 2019 to shareholders of record on August 7, 2019.

 “We are pleased to report strong loan growth and core deposit growth during the second quarter,” stated James Hagan, President and CEO. “Total loans increased $42 million from the first quarter to the second quarter of 2019, with $65 million in new loan production. Core deposits increased $18 million, primarily due to a $31 million increase in demand accounts. Growing and managing our balance sheet in this interest rate environment is critical to our success, and we continue to make investments to promote long-term franchise value for the Company and our shareholders. Although we experienced more than average loan payoffs during the first six months of 2019, which may continue during the second half of the year, our pipeline remains strong. The net interest margin was under pressure during the first half of 2019, but our balance sheet is positioned to take advantage of an expected decrease in short-term interest rates as we go into the second half of 2019,” Mr. Hagan added.

Mr. Hagan concluded, “We believe our repurchase of 1.8 million shares during the first six months of 2019 and our ongoing quarterly dividend enhances shareholder value. We are also working to further enhance our profitability through continued prudent loan and core deposit growth along with our recently announced strategic expansion in the Connecticut marketplace.”

Net Income for the Three Months Ended June 30, 2019 Compared to the Three Months Ended March 31, 2019

The Company reported net income of $3.3 million, or $0.12 diluted earnings per share, for the three months ended June 30, 2019, compared to net income of $3.4 million, or $0.13 diluted earnings per share, for the three months ended March 31, 2019. Return on average assets and return on average equity were 0.62% and 5.76%, respectively, for the three months ended June 30, 2019, as compared to 0.66% and 6.05%, respectively, for the three months ended March 31, 2019.

Net Interest Income and Net Interest Margin

On a sequential quarter basis, net interest income decreased $125,000, or 0.9%, to $14.2 million for the three months ended June 30, 2019, from $14.3 million for the three months ended March 31, 2019. The decrease in net interest income was due to an increase in interest expense of $280,000, or 4.9%, partially offset by an increase in interest and dividend income of $155,000, or 0.8%. The increase in interest expense was primarily due to an increase in interest expense on deposits of $398,000, or 10.0%, partially offset by a decrease in interest expense on Federal Home Loan Bank (“FHLB”) borrowings of $118,000, or 6.7%.

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The net interest margin was 2.89% for the three months ended June 30, 2019, compared to 2.94% for the three months ended March 31, 2019. The net interest margin, on a tax-equivalent basis, was 2.92% for the three months ended June 30, 2019, compared to 2.97% for the three months ended March 31, 2019. The amortization of purchase accounting adjustments related to the merger with Chicopee Bancorp, Inc. (“Chicopee”) decreased net interest income by $79,000 during the three months ended June 30, 2019, compared to an increase of $22,000 during the three months ended March 31, 2019. Excluding the purchase accounting adjustments, the net interest margin was 2.94% for the three months ended June 30, 2019 and 2.96% for the three months ended March 31, 2019.

The average yield on interest-earning assets remained unchanged at 4.15% for the three months ended June 30, 2019 and the three months ended March 31, 2019. Excluding purchase accounting adjustments, the average yield on interest-earning assets increased one basis point from 4.16% for the three months ended March 31, 2019 to 4.17% for the three months ended June 30, 2019.

The average cost of funds increased eight basis points from 1.54% for the three months ended March 31, 2019 to 1.62% for the three months ended June 30, 2019. The average cost of core deposits, including non-interest bearing demand deposits, increased two basis points to 31 basis points for the three months ended June 30, 2019, from 29 basis points for the three months ended March 31, 2019. The average cost of time deposits increased 15 basis points from 1.99% for the three months ended March 31, 2019 to 2.14% for the three months ended June 30, 2019. The average cost of borrowings increased 15 basis points from 2.87% for the three months ended March 31, 2019 to 3.02% for the three months ended June 30, 2019. Average demand deposits, an interest-free source of funds, increased $19.1 million, or 5.5%, from $344.3 million, or 21.4% of total average deposits, for the three months ended March 31, 2019, to $363.3 million, or 22.2% of total average deposits, for the three months ended June 30, 2019.

During the three months ended June 30, 2019, average interest-earning assets decreased $6.4 million, or 0.3%, to $2.0 billion. The decrease in average interest-earning assets was due to a decrease in average securities of $10.1 million, or 3.9%, partially offset by an increase in average loans of $4.5 million, or 0.3%.

Provision for Loan Losses

For the three months ended June 30, 2019, the provision for loan losses increased $300,000 to $350,000 for the three months ended June 30, 2019, from $50,000 for the three months ended March 31, 2019. The Company recorded net recoveries of $194,000 for the three months ended June 30, 2019, as compared to net charge-offs of $224,000 for the three months ended March 31, 2019. Contributing to the increase in the general reserves was an increase in commercial real estate loans and commercial and industrial loans of $32.0 million, or 4.2%, and $9.2 million, or 4.0%, respectively. During the three months ended June 30, 2019, the Company reported recoveries of $823,000, primarily due to a previously charged-off loan from 2010. The recovery was partially offset by charge-offs totaling $629,000, primarily due to a partial charge-off of $440,000 related to a commercial and industrial loan relationship previously reported as substandard.

Non-Interest Income

On a sequential quarter basis, non-interest income increased $346,000, or 15.9%, to $2.5 million for the three months ended June 30, 2019, from $2.2 million for the three months ended March 31, 2019. The increase in non-interest income was primarily due to an increase in service charges and fees of $217,000, or 13.3%, an increase in other income of $198,000 due to an increase in swap fees and an increase in income from bank-owned life insurance of $53,000, or 12.5%. The increase in service charges and fees included $110,000 in non-recurring interchange fee income. During the three months ended June 30, 2019, the Company reported unrealized gains on marketable equity securities of $79,000 and realized losses on the sale of securities of $96,000, compared to unrealized gains on marketable equity securities of $70,000 and realized gains on the sale of securities of $35,000 during the three months ended March 31, 2019.

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Non-Interest Expense

For the three months ended June 30, 2019, non-interest expense increased $117,000, or 1.0%, to $12.1 million, or 2.31% of average assets, from $12.0 million, or 2.31% of average assets, for the three months ended March 31, 2019. The increase in non-interest expense was primarily due to an increase in salaries and benefits of $96,000, or 1.4%, an increase in other expenses of $167,000, or 9.5%, an increase in data processing of $37,000, or 5.6%, an increase in furniture and equipment of $22,000, or 5.4%, an increase in FDIC insurance expense of $60,000, or 34.1%, and an increase in advertising related expenses of $6,000, or 1.6%. These expenses were partially offset by decreases in occupancy expense of $173,000, or 14.8%, due to a decrease in snow removal-related expenses and a decrease in professional fees of $98,000, or 13.9%. For the three months ended June 30, 2019, the efficiency ratio was 72.5%, compared to 73.4% for the three months ended March 31, 2019.

Income Tax Provision

The Company’s effective tax rate increased from 22.5% for the three months ended March 31, 2019 to 23.0% for the three months ended June 30, 2019.

Net Income for the Three Months Ended June 30, 2019 Compared to the Three Months Ended June 30, 2018

The Company reported net income of $3.3 million, or $0.12 diluted earnings per share, for the three months ended June 30, 2019, compared to net income of $5.1 million, or $0.18 diluted earnings per share, for the three months ended June 30, 2018. Return on average assets and return on average equity were 0.62% and 5.76%, respectively, for the three months ended June 30, 2019, as compared to 0.98% and 8.63%, respectively, for the three months ended June 30, 2018. Adjusting net income for gains on bank-owned life insurance (“BOLI”) of $715,000, favorable purchase accounting adjustments of $909,000 and a prepayment penalty on a commercial payoff of $269,000, all reported during the three months ended June 30, 2018, and adjusting for the $79,000 negative purchase accounting adjustments and $21,000 in prepayment penalties reported during the three months ended June 30, 2019, net income was $3.3 million, or $0.13 diluted earnings per share, for the three months ended June 30, 2019 compared to net income of $3.2 million, or $0.11 diluted earnings per share, for the three months ended June 30, 2018.

Net Interest Income and Net Interest Margin

Net interest income decreased $1.7 million, or 10.5%, to $14.2 million, for the three months ended June 30, 2019, from $15.9 million for the three months ended June 30, 2018. The decrease in net interest income was due to an increase in interest expense of $1.4 million, or 30.8%, and a decrease in interest and dividend income of $249,000, or 1.2%. The increase in interest expense was primarily due to a $1.6 million, or 60.7%, increase in interest expense on deposits, partially offset by a decrease of $234,000, or 12.4%, in interest expense on FHLB borrowings.

Net interest income for the three months ended June 30, 2018 included $909,000 in favorable purchase accounting adjustments and a prepayment penalty of $269,000, compared to $79,000 in negative purchase accounting adjustments and $21,000 in prepayment penalties reported during the three months ended June 30, 2019. Excluding these adjustments, net interest income decreased $428,000, or 2.9%, from $14.7 million during the three months ended June 30, 2018, compared to $14.3 million during the three months ended June 30, 2019. Interest and dividend income increased $887,000, or 4.6%, for the three months ended June 30, 2019, offset by an increase in interest expense of $1.3 million, or 27.8%.

The net interest margin was 2.89% for the three months ended June 30, 2019, compared to 3.24% for the three months ended June 30, 2018. The net interest margin, on a tax-equivalent basis, was 2.92% for the three months ended June 30, 2019, compared to 3.27% for the three months ended June 30, 2018.

The decrease in the net interest margin was largely due to a decrease of $988,000 in purchase accounting adjustments from a favorable adjustment of $909,000 recorded during the three months ended June 30, 2018, compared to a negative adjustment of $79,000 recorded during the three months ended June 30, 2019. The decrease in purchase accounting adjustments reduced the net interest margin by 21 basis points. Prepayment penalties decreased $248,000 during the three months ended June 30, 2019, which further decreased the net interest margin by six basis points. After these adjustments, the adjusted net interest margin decreased from 3.00% during the three months ended June 30, 2018 to 2.91% during the three months ended June 30, 2019.

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The average yield on interest-earning assets decreased six basis points from 4.21% for the three months ended June 30, 2018 to 4.15% for the three months ended June 30, 2019. Excluding the purchase accounting adjustments and the prepayment penalties mentioned above, the average yield on interest-earning assets increased 17 basis points from 3.99% for the three months ended June 30, 2018 to 4.17% for the three months ended June 30, 2019, respectively. During the three months ended June 30, 2019, the average cost of funds increased 41 basis points from 1.21% for the three months ended June 30, 2018 to 1.62% for the three months ended June 30, 2019. The average cost of core deposits, which include non-interest bearing demand accounts, increased six basis points from 0.25% for the three months ended June 30, 2018 to 0.31% for the three months ended June 30, 2019. The average cost of time deposits increased 68 basis points from 1.46% for the three months ended June 30, 2018 to 2.14% for the three months ended June 30, 2019. The average cost of FHLB borrowings increased 40 basis points during the same period. For the three months ended June 30, 2019, average demand deposits, an interest-free source of funds, increased $50.6 million, or 16.2%, to $363.3 million, or 22.2% of total average deposits, from $312.8 million, or 20.2% of total average deposits for the three months ended June 30, 2018.

During the three months ended June 30, 2019, average interest-earning assets increased $4.2 million, or 0.2%, to $2.0 billion compared to the three months ended June 30, 2018. The increase in average interest-earning assets was due to an increase in average loans of $23.7 million, or 1.4%, partially offset by a decrease in average securities of $23.7 million, or 8.7%.

Provision for Loan Losses

The provision for loan losses decreased $400,000, or 53.3%, from $750,000 for the three months ended June 30, 2018 to $350,000 for the three months ended June 30, 2019. The Company recorded net recoveries of $194,000 for the three months ended June 30, 2019, as compared to net charge-offs of $134,000 for the three months ended June 30, 2018. During the three months ended June 30, 2019, the Company recorded charge-offs of $629,000, primarily due to an existing substandard commercial loan relationship, partially offset by recoveries of $823,000. The recovery was primarily due to a previously charged-off loan from 2010.

Non-Interest Income

Non-interest income decreased $416,000, or 14.2%, to $2.5 million for the three months ended June 30, 2019, from $2.9 million for the three months ended June 30, 2018. During the three months ended June 30, 2018, non-interest income included $715,000 in gains on BOLI. Excluding the gains on BOLI, non-interest income increased $299,000, or 13.5%, for the three months ended June 30, 2019 primarily due to an increase in service charges and fees of $157,000, or 9.3%, an increase in other non-interest income of $75,000, or 57.3%, primarily related to swap fee income, and $79,000 in unrealized gains on marketable equity securities for the three months ended June 30, 2019, as compared to $41,000 in unrealized losses on marketable equity securities for the three months ended June 30, 2018, partially offset by a $47,000 increase in realized losses on securities. During the three months ended June 30, 2019, service charges and fees included $110,000 in non-recurring interchange fee income.

Non-Interest Expense

For the three months ended June 30, 2019, non-interest expense increased $594,000, or 5.1%, to $12.1 million, or 2.31% of average assets, from $11.5 million, or 2.21% of average assets, for the three months ended June 30, 2018. The increase in non-interest expense was primarily due to an increase in salaries and benefits of $312,000, or 4.8%, an increase in other expense of $152,000, or 8.6%, an increase in FDIC insurance expense of $89,000, or 60.5%, an increase in furniture and equipment of $45,000, or 11.8%, an increase in data processing of $24,000, or 3.5%, an increase in advertising expense of $15,000, or 4.2%, and an increase in occupancy expense of $31,000, or 3.2%. These increases were partially offset by a decrease in professional fees of $74,000, or 10.9%. For the three months ended June 30, 2019, the efficiency ratio was 72.5%, compared to 63.5% for the three months ended June 30, 2018.

Income Tax Provision

The Company’s effective tax rate increased from 21.0% for the three months ended June 30, 2018 to 23.0% for the three months ended June 30, 2019. The lower tax rate for the three months ended June 30, 2018 was primarily due to a gain on BOLI recognized during the period.

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Net Income for the Six Months Ended June 30, 2019 Compared to the Six Months Ended June 30, 2018

For the six months ended June 30, 2019, the Company reported net income of $6.7 million, or $0.25 diluted earnings per share, compared to $8.7 million, or $0.29 diluted earnings per share, for the six months ended June 30, 2018. Return on average assets and return on average equity were 0.64% and 5.90% for the six months ended June 30, 2019, compared to 0.84% and 7.21% for the six months ended June 30, 2018, respectively. Adjusting net income for gains on BOLI of $715,000, favorable purchase accounting adjustments of $1.1 million and a prepayment penalty of $269,000 all reported during the six months ended June 30, 2018, and adjusting for the $58,000 of negative purchase accounting adjustments and $23,000 in prepayment penalties reported during the six months ended June 30, 2019, net income was $6.7 million, or $0.25 diluted earnings per share, for the six months ended June 30, 2019, compared to net income of $7.0 million, or $0.24 diluted earnings per share, for the six months ended June 30, 2018.

Net Interest Income and Net Interest Margin

During the six months ended June 30, 2019, net interest income decreased $2.1 million, or 6.7%, to $28.5 million, compared to $30.6 million for the six months ended June 30, 2018. The decrease in net interest income was due to a $3.1 million, or 36.5%, increase in interest expense, partially offset by a $1.1 million, or 2.8%, increase in interest and dividend income. The increase in interest expense was primarily due to a $3.3 million, or 64.3%, increase in interest expense on deposits, primarily time deposits, while interest expense on FHLB borrowings decreased $124,000, or 3.5%. Net interest income for the six months ended June 30, 2018 included $1.1 million in favorable purchase accounting adjustments primarily due to the full payoff of a purchase credit impaired loan from Chicopee, compared to $58,000 in negative purchase accounting adjustments for the six months ended June 30, 2019. During the six months ended June 30, 2018, the Company also reported a prepayment penalty fee of $269,000, compared to $23,000 during the six months ended June 30, 2019. Excluding these adjustments, interest and dividend income increased $2.3 million, or 6.1%, offset by a $2.9 million, or 33.1%, increase in interest expense.

The net interest margin for the six months ended June 30, 2019 was 2.92%, compared to 3.17% during the six months ended June 30, 2018. The net interest margin, on a tax-equivalent basis, was 2.95% for the six months ended June 30, 2019, compared to 3.19% for the six months ended June 30, 2018.

The decrease in net interest margin was largely due to a decrease in purchase accounting adjustments from a favorable adjustment of $1.1 million during the six months ended June 30, 2018, compared to a negative adjustment of $58,000 during the six months ended June 30, 2019. The result was a decrease of 12 basis points on the net interest margin. Prepayment penalties decreased $246,000, from $269,000 during the six months ended June 30, 2018 to $23,000 during the six months ended June 30, 2019, which further decreased the net interest margin by three basis points. After these adjustments, the adjusted net interest margin decreased from 3.05% during the three months ended June 30, 2018 to 2.92% during the six months ended June 30, 2019.

The average yield on interest-earning assets increased seven basis points from 4.08% for the six months ended June 30, 2018 to 4.15% for the six months ended June 30, 2019. Excluding the purchase accounting adjustments and the prepayment penalties mentioned above, the average yield on interest-earning assets increased 19 basis points from 3.97% for the six months ended June 30, 2018 to 4.16% for the six months ended June 30, 2019, respectively. During the six months ended June 30, 2019, the average cost of funds increased 43 basis points from 1.15% for the six months ended June 30, 2018 to 1.58%. The average cost of core deposits, including noninterest-bearing demand deposits, increased six basis points from 0.24% for the six months ended June 30, 2018 to 0.30% for the six months ended June 30, 2019, while the average cost of time deposits increased 67 basis points from 1.39% for the six months ended June 30, 2018 to 2.06% during the same period in 2019. The average cost of borrowings increased 45 basis points from 2.50% for the six months ended June 30, 2018 to 2.95% for the six months ended June 20, 2019. For the six months ended June 30, 2019, average demand deposits, an interest-free source of funds, increased $42.4 million, or 13.6%, from $311.5 million, or 20.2% of total average deposits, for the six months ended June 30, 2018 to $353.9 million, or 21.8% of total average deposits, for the six months ended June 30, 2019. During the six months ended June 30, 2019, average interest-earning assets increased $23.0 million, or 1.2%, to $2.0 billion. The increase in average interest-earning assets was due to an increase in average loans of $40.4 million, or 2.5%, partially offset by a decrease in average securities of $23.5 million, or 8.5%.

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Provision for Loan Losses

The provision for loan losses of $400,000 decreased $850,000, or 68.0%, for the six months ended June 30, 2019, compared to $1.3 million for the six months ended June 30, 2018. The Company recorded net charge-offs of $95,000 for the six months ended June 30, 2018, as compared to net charge-offs of $30,000 for the six months ended June 30, 2019. During the six months ended June 30, 2019, the Company recorded charge-offs of $923,000, compared to $190,000 during the same period in 2018. The charge-offs recorded during the six months ended June 30, 2019 were primarily due to a partial charge-off of $440,000 related to one commercial and industrial loan relationship that was previously reported as substandard. During the six months ended June 30, 2019, the Company also recorded recoveries of $893,000, primarily due to a partial recovery of $812,000 related to a single commercial real estate loan previously charged-off in 2010.

Non-Interest Income

For the six months ended June 30, 2019, non-interest income of $4.7 million decreased $11,000, or 0.2%, compared to $4.7 million for the six months ended June 30, 2018. Service charges and fees increased $207,000, or 6.3%, and other income increased $83,000, or 63.4%. During the six months ended June 30, 2019, service charges and fees included $110,000 in non-recurring interchange fee income. During the six months ended June 30, 2019, the Company reported unrealized gains on marketable equity securities of $149,000, compared to unrealized losses of $147,000 during the six months ended June 30, 2018 as well as a decrease in realized losses on securities of $189,000, or 75.6%, during the same period. During the six months ended June 30, 2018, the Company reported a $48,000 gain on the sale of OREO and a $715,000 net gain on BOLI. Excluding the net gain on BOLI and the realized and unrealized security losses discussed above, non-interest income increased $267,000, or 6.2%, for the six months ended June 30, 2019 compared to the six months ended June 30, 2018.

Non-Interest Expense

For the six months ended June 30, 2019, non-interest expense increased $1.2 million, or 5.2%, to $24.2 million, or 2.31% of average assets, compared to $23.0 million, or 2.22% of average assets for the six months ended June 30, 2018. The increase in non-interest expense was primarily due to the increase in salaries and benefits of $559,000, or 4.3%, an increase in other non-interest expenses of $244,000, or 7.1%, an increase in occupancy expense of $142,000, or 7.0%, an increase in FDIC insurance expense of $107,000, or 35.1%, an increase in furniture and equipment of $83,000, or 11.1%, an increase of data processing of $52,000, or 4.0%, an increase in advertising expense of $32,000, or 4.6%, and a decrease in professional fees of $28,000, or 2.1%. For the six months ended June 30, 2019, the efficiency ratio was 72.9%, compared to 65.8% for the six months ended June 30, 2018. The adjusted efficiency ratio, excluding purchase account adjustments and prepayment penalties, was 72.9% for the six months ended June 30, 2019, compared to 68.7% for the six months ended June 30, 2018.

Income Tax Provision

The effective tax rate for the six months ended June 30, 2019 and June 30, 2018 was 22.7% and 21.8%, respectively.

Balance Sheet

At June 30, 2019, total assets were $2.1 billion, an increase of $8.3 million, or 0.4%, from December 31, 2018. During the same period, total loans increased $25.4 million, or 1.5%, securities available-for-sale decreased $18.7 million, or 7.4%, and cash and cash equivalents decreased $1.1 million, or 4.1%.

Loans

Total loans increased $25.4 million, or 1.5%, primarily due to an increase in commercial real estate loans of $33.9 million, or 4.4%, partially offset by a decrease in residential real estate loans, which include home equity loans, of $3.0 million, or 0.4%, and a decrease in commercial and industrial loans of $5.7 million, or 2.3%. In order to reduce interest rate risk, the Company currently services $53.3 million in residential loans sold to the secondary market. The servicing rights will continue to be retained on all loans sold.

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The following table is a summary of our outstanding loan balances as of the periods indicated:

	June 30, 2019	December 31, 2018
	(Dollars in thousands)
Commercial real estate loans	$802,765	$768,881
Commercial and industrial loans	237,928	243,493
Residential real estate loans	671,838	674,879
Consumer loans	5,337	5,203
Total gross loans	1,717,868	1,692,456
Unamortized premiums and net deferred loans fees and costs	4,293	4,401
Total loans	$1,722,161	$1,696,857

Credit Quality

Management continues to remain attentive to any signs of deterioration in borrowers’ financial conditions and is proactive in taking the appropriate steps to mitigate risk. At June 30, 2019, nonperforming loans totaled $14.9 million, or 0.87% of total loans, compared to $13.5 million, or 0.79% of total loans at December 31, 2018. There were no loans 90 or more days past due and still accruing interest. Nonperforming assets to total assets was 0.70% and 0.64% at June 30, 2019 and December 31, 2018, respectively. The allowance for loan losses as a percentage of total loans was 0.72% at June 30, 2019, compared to 0.71% at December 31, 2018. At June 30, 2019, the allowance for loan losses as a percentage of nonperforming loans was 83.3%, compared to 89.4% at December 31, 2018. The allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee, which were recorded at fair value with no related allowance for loan losses, was 0.96% at June 30, 2019 and 0.98% at December 31, 2018.

Deposits

At June 30, 2019, total deposits were $1.6 billion, an increase of $48.6 million, or 3.0%, from December 31, 2018. Core deposits, which the Company defines as all deposits except time deposits, increased $30.8 million, or 3.3%, from $935.9 million, or 58.6% of total deposits, at December 31, 2018, to $966.7 million, or 58.8% of total deposits, at June 30, 2019. Non-interest-bearing deposits increased $20.1 million, or 5.7%, to $375.5, interest-bearing checking accounts increased $6.3 million, or 9.9%, to $69.9 million, savings accounts increased $5.8 million, or 4.9%, to $124.3 million, while money market accounts decreased $1.4 million, or 0.3%, to $397.0 million. Time deposits increased $17.8 million, or 2.7%, from $660.0 million at December 31, 2018 to $677.8 million at June 30, 2019. Brokered deposits, which are included within time deposits, increased $4.3 million, or 18.1% to $28.1 million at June 30, 2019, from $23.8 million at December 31, 2018.

FHLB Advances

FHLB advances decreased $41.6 million, or 15.6%, from $267.3 million at December 31, 2018, to $225.7 million at June 30, 2019. The Company utilized the increase in deposit balances during the year to pay down FHLB borrowings.

Capital

At June 30, 2019, shareholders’ equity was $229.7 million, or 10.8% of total assets, compared to $237.0 million, or 11.2% of total assets, at December 31, 2018. The decrease in shareholders’ equity reflects $17.8 million for the repurchase of the Company’s shares and the payment of regular cash dividends of $2.7 million, both partially offset by net income of $6.7 million and a decrease in accumulated other comprehensive loss of $5.7 million. Total shares outstanding as of June 30, 2019 were 26,703,468.

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The Company’s book value per share increased by $0.25, or 3.0%, to $8.60 at June 30, 2019, from $8.35 at December 31, 2018. The Company’s tangible book value per share increased by $0.22, or 2.8%, to $8.00 at June 30, 2019 from $7.78 at December 31, 2018. The Bank’s regulatory capital ratios continued to exceed the levels required to be considered “well-capitalized” under federal banking regulations.

Share Repurchase

On March 1, 2019, the Company announced the completion of its 2017 Repurchase Plan (the “2017 Plan”), under which the Company repurchased a total of 3,047,000 shares. On January 29, 2019, the Board of Directors authorized the 2019 Repurchase Plan (the “2019 Plan”) under which the Company may purchase up to 2,814,200 shares, or 10% of its outstanding common stock. The 2019 Plan commenced upon the completion of the 2017 Plan. During the three months ended June 30, 2019, the Company repurchased 249,961 shares under the 2019 Plan. For the six months ended June 30, 2019, the Company repurchased 1,796,941 shares under both the 2017 Plan and the 2019 Plan. As of June 30, 2019, there were 1,268,592 shares remaining under the 2019 Plan.

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate 22 banking offices throughout western Massachusetts and northern Connecticut. To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

8

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Net Income and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
INTEREST AND DIVIDEND INCOME:
Loans	$18,302	$18,058	$18,111	$17,577	$18,405	$36,360	$35,107
Securities	1,630	1,690	1,754	1,766	1,829	3,320	3,637
Other investments	210	236	232	228	202	446	403
Short-term investments	73	76	92	34	28	149	49
Total interest and dividend income	20,215	20,060	20,189	19,605	20,464	40,275	39,196

INTEREST EXPENSE:
Deposits	4,367	3,969	3,516	3,094	2,718	8,336	5,073
Long-term debt	1,051	1,139	1,202	1,193	1,130	2,190	1,985
Short-term borrowings	596	626	651	713	751	1,222	1,551
Total interest expense	6,014	5,734	5,369	5,000	4,599	11,748	8,609

Net interest and dividend income	14,201	14,326	14,820	14,605	15,865	28,527	30,587

PROVISION FOR LOAN LOSSES	350	50	300	350	750	400	1,250

Net interest and dividend income after provision for loan losses	13,851	14,276	14,520	14,255	15,115	28,127	29,337

NON-INTEREST INCOME:
Service charges and fees	1,850	1,633	1,770	1,891	1,693	3,483	3,276
Income from bank-owned life insurance	478	425	451	448	484	903	926
Gain on bank-owned life insurance death benefit	—	—	—	—	715	—	715
(Loss) gain on sales of securities, net	(96)	35	(31)	—	(49)	(61)	(250)
Gain on sale of OREO	—	—	—	—	—	—	48
Unrealized gain (loss) on equity securities	79	70	48	(43)	(41)	149	(147)
Other income	206	8	—	—	131	214	131
Total non-interest income	2,517	2,171	2,238	2,296	2,933	4,688	4,699

NON-INTEREST EXPENSE:
Salaries and employees benefits	6,876	6,780	6,434	6,451	6,564	13,656	13,097
Occupancy	998	1,171	995	952	967	2,169	2,027
Furniture and equipment	427	405	412	400	382	832	749
Data processing	702	665	681	642	678	1,367	1,315
Professional fees	607	705	703	767	681	1,312	1,340
FDIC insurance	236	176	140	158	147	412	305
Advertising expense	370	364	342	351	355	734	702
Other	1,924	1,757	1,986	1,851	1,772	3,681	3,437
Total non-interest expense	12,140	12,023	11,693	11,572	11,546	24,163	22,972

INCOME BEFORE INCOME TAXES	4,228	4,424	5,065	4,979	6,502	8,652	11,064

INCOME TAX PROVISION	971	994	1,223	1,070	1,364	1,965	2,407
NET INCOME	$3,257	$3,430	$3,842	$3,909	$5,138	$6,687	$8,657

Basic earnings per share	$0.13	$0.13	$0.14	$0.14	$0.18	$0.25	$0.30
Weighted average shares outstanding	26,047,187	27,037,520	28,252,383	28,789,132	29,035,895	26,539,618	29,259,119
Diluted earnings per share	$0.12	$0.13	$0.14	$0.14	$0.18	$0.25	$0.29
Weighted average diluted shares outstanding	26,160,169	27,153,160	28,395,964	28,937,038	29,178,264	26,653,929	29,398,356

Other Data:
Return on average assets (1)	0.62%	0.66%	0.72%	0.74%	0.98%	0.64%	0.84%
Return on average assets, exclusive of tax benefits (1)(3)	0.62%	0.66%	0.72%	0.74%	0.95%	0.64%	0.82%
Return on average equity (1)	5.76%	6.05%	6.43%	6.42%	8.63%	5.90%	7.21%
Return on average equity, exclusive of tax benefits (1)(3)	5.76%	6.01%	6.43%	6.42%	8.38%	5.88%	7.07%
Efficiency ratio (2)(3)	72.54%	73.35%	68.62%	68.30%	63.53%	72.94%	65.78%
Net interest margin, on a fully tax-equivalent basis	2.92%	2.97%	2.99%	2.96%	3.27%	2.95%	3.19%

(1)	Annualized.
(2)	The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and non-interest income, excluding realized and unrealized gains and losses on securities and OREO and gain on bank-owned life insurance.
(3)	Please refer to the “Reconciliation of non-GAAP to GAAP Financial Measures” on page 15 for further details.

9

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Cash and cash equivalents	$25,688	$44,482	$26,789	$61,999	$22,925
Securities available-for-sale, at fair value	234,999	244,878	253,748	252,984	259,689
Marketable equity securities, at fair value	6,639	6,518	6,408	6,319	6,324
Federal Home Loan Bank of Boston and other restricted stock - at cost	11,756	12,407	14,695	15,480	15,584

Loans	1,722,161	1,680,666	1,696,857	1,692,568	1,668,875
Allowance for loan losses	(12,423)	(11,879)	(12,053)	(12,235)	(11,986)
Net loans	1,709,738	1,668,787	1,684,804	1,680,333	1,656,889

Bank-owned life insurance	70,155	69,677	69,252	68,801	68,353
Goodwill	12,487	12,487	12,487	12,487	12,487
Core deposit intangible	3,500	3,594	3,688	3,781	3,875
Other assets	52,182	52,867	46,951	48,341	49,470
TOTAL ASSETS	$2,127,144	$2,115,697	$2,118,822	$2,150,525	$2,095,596

Total deposits	$1,644,551	$1,629,834	$1,595,993	$1,609,019	$1,551,804
Short-term borrowings	50,000	35,000	59,250	55,000	66,000
Long-term debt	175,683	196,039	208,018	224,306	214,672
Other liabilities	27,194	27,507	18,532	20,915	21,047
TOTAL LIABILITIES	1,897,428	1,888,380	1,881,793	1,909,240	1,853,523

TOTAL SHAREHOLDERS' EQUITY	229,716	227,317	237,029	241,285	242,073

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,127,144	$2,115,697	$2,118,822	$2,150,525	$2,095,596

10

WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Other Data:
Shares outstanding at end of period	26,703,468	26,953,429	28,393,348	29,453,808	29,746,707

Book value per share	$8.60	$8.43	$8.35	$8.19	$8.14
Tangible book value per share	8.00	7.84	7.78	7.64	7.59
30-89 day delinquent loans	7,165	8,513	7,183	8,153	9,413
30-89 day delinquent loans acquired from Chicopee, net of purchase accounting adjustments	3,160	2,751	2,763	3,328	3,285
Total delinquent loans	14,712	15,103	12,495	10,960	11,917
Total delinquent loans as a percentage of total loans	0.85%	0.90%	0.74%	0.65%	0.71%
Nonperforming loans	14,920	15,312	13,484	12,782	13,010
Nonperforming loans acquired from Chicopee, net of purchase accounting adjustments	3,938	4,032	4,894	5,035	5,101
Nonperforming loans as a percentage of total loans	0.87%	0.91%	0.79%	0.76%	0.78%
Nonperforming assets as a percentage of total assets	0.70%	0.72%	0.64%	0.59%	0.62%
Allowance for loan losses as a percentage of nonperforming loans	83.26%	77.58%	89.39%	95.72%	92.13%
Allowance for loan losses as a percentage of total loans	0.72%	0.71%	0.71%	0.72%	0.72%
Allowance for loan losses as a percentage of total loans, excluding loans acquired from Chicopee recorded at fair value with no corresponding allowance	0.96%	0.96%	0.98%	1.01%	1.03%

11

The following tables set forth the information relating to our average balances and net interest income for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average		Average Yield/	Average		Average Yield/	Average		Average Yield/
	Balance	Interest(8)	Cost	Balance	Interest(8)	Cost	Balance	Interest(8)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,688,553	$18,434	4.38%	$1,684,094	$18,179	4.38%	$1,664,903	$18,531	4.46%
Securities(2)	249,110	1,635	2.63	259,179	1,695	2.65	272,809	1,835	2.70
Other investments	15,131	210	5.57	15,942	236	6.00	17,601	202	4.60
Short-term investments(3)	15,134	73	1.93	15,112	76	2.04	8,386	28	1.34
Total interest-earning assets	1,967,928	20,352	4.15	1,974,327	20,186	4.15	1,963,699	20,596	4.21
Total non-interest-earning assets	137,749			133,870			132,467
Total assets	$2,105,677			$2,108,197			$2,096,166

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$70,619	94	0.53	$72,934	81	0.45	$98,493	87	0.35
Savings accounts	126,855	42	0.13	122,608	33	0.11	142,991	48	0.13
Money market accounts	396,555	601	0.61	395,215	556	0.57	419,604	476	0.46
Time deposit accounts	679,909	3,630	2.14	673,852	3,299	1.99	578,860	2,107	1.46
Total interest-bearing deposits	1,273,938	4,367	1.37	1,264,609	3,969	1.27	1,239,948	2,718	0.88
Short-term borrowings and long-term debt	218,419	1,647	3.02	248,982	1,765	2.87	288,054	1,881	2.62
Interest-bearing liabilities	1,492,357	6,014	1.62	1,513,591	5,734	1.54	1,528,002	4,599	1.21
Non-interest-bearing deposits	363,329			344,273			312,754
Other non-interest-bearing liabilities	23,210			20,370			16,566
Total non-interest-bearing liabilities	386,539			364,643			329,320
Total liabilities	1,878,896			1,878,234			1,857,322
Total equity	226,781			229,963			238,844
Total liabilities and equity	$2,105,677			$2,108,197			$2,096,166
Less: Tax-equivalent adjustment(2)		(137)			(126)			(132)
Net interest and dividend income		$14,201			$14,326			$15,865
Net interest rate spread(4)			2.50%			2.58%			2.97%
Net interest rate spread, on a tax-equivalent basis(5)			2.53%			2.61%			3.00%
Net interest margin(6)			2.89%			2.94%			3.24%
Net interest margin, on a tax-equivalent basis(7)			2.92%			2.97%			3.27%
Ratio of average interest-earning assets to average interest-bearing liabilities			131.87%			130.44%			128.51%

12

The following tables set forth the information relating to our average balances and net interest income for the six months ended June 30, 2019 and 2018 and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Six Months Ended June 30,
	2019			2018
	Average		Average Yield/	Average		Average Yield/
	Balance	Interest (8)	Cost	Balance	Interest (8)	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$1,686,336	$36,613	4.38%	$1,645,926	$35,358	4.33%
Securities(2)	254,116	3,330	2.64	277,656	3,649	2.65
Other investments	15,535	446	5.79	17,357	403	4.68
Short-term investments(3)	15,123	149	1.99	7,173	49	1.38
Total interest-earning assets	1,971,110	40,538	4.15	1,948,112	39,459	4.08
Total non-interest-earning assets	135,820			134,729
Total assets	$2,106,930			$2,082,841

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking accounts	$71,770	175	0.49	$95,820	167	0.35
Savings accounts	124,743	75	0.12	142,941	89	0.13
Money market accounts	395,889	1,157	0.59	418,897	894	0.43
Time deposit accounts	676,898	6,929	2.06	570,032	3,923	1.39
Total interest-bearing deposits	1,269,300	8,336	1.32	1,227,690	5,073	0.83
Short-term borrowings and long-term debt	233,615	3,412	2.95	285,397	3,536	2.50
Interest-bearing liabilities	1,502,915	11,748	1.58	1,513,087	8,609	1.15
Non-interest-bearing deposits	353,854			311,480
Other non-interest-bearing liabilities	21,798			16,228
Total non-interest-bearing liabilities	375,652			327,708
Total liabilities	1,878,567			1,840,795
Total equity	228,363			242,046
Total liabilities and equity	$2,106,930			$2,082,841
Less: Tax-equivalent adjustment(2)		(263)			(263)
Net interest and dividend income		$28,527			$30,587
Net interest rate spread(4)			2.54%			2.91%
Net interest rate spread, on a tax-equivalent basis(5)			2.57%			2.93%
Net interest margin(6)			2.92%			3.17%
Net interest margin, on a tax-equivalent basis(7)			2.95%			3.19%
Ratio of average interest-earning
Ratio of average interest-earning assets to average interest-bearing liabilities			131.15%			128.75%

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Loan and securities income are presented on a tax-equivalent basis using a tax rate of 21%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the consolidated statements of net income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest rate spread, on a tax-equivalent basis, represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest and dividend income as a percentage of average interest-earning assets.
(7)	Net interest margin, on a tax-equivalent basis, represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.
(8)	Acquired loans, time deposits and borrowings are recorded at fair value at the time of acquisition. The fair value marks on the loans, time deposits and borrowings acquired accrete and amortize into net interest income over time. For the three months ended June 30, 2019, March 31, 2019 and June 30, 2018, the loan accretion income and interest expense reduction on time deposits and borrowings (decreased) increased net interest income $(79,000), $22,000 and $909,000, respectively, and for the six months ended June 30, 2019 and June 30, 2018, the loan accretion income and interest expense reduction on time deposits and borrowings (decreased) increased net interest income $(58,000) and $1.1 million, respectively. Excluding these items, net interest margin for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018 was 2.94%, 2.96% and 3.08% and the net interest margin for the six months ended June 30, 2019 and June 30, 2018 was 2.95% and 3.08%, respectively.

14

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its financial condition.  Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies.  A reconciliation of these non-GAAP financial measures is provided below.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
	(Dollars in thousands, except per share data)

Net Income:
Net income, as presented	$3,257	$3,430	$3,842	$3,909	$5,138	$6,687	$8,657
Tax benefit impact (1)	—	(24)	—	—	(150)	(24)	(165)
Core net income, exclusive of tax benefits impact	$3,257	$3,406	$3,842	$3,909	$4,988	$6,663	$8,492

Diluted EPS:
Diluted earnings per share, as presented	$0.12	$0.13	$0.14	$0.14	$0.18	$0.25	$0.29
Tax benefits impact (1)	—	—	—	—	(0.01)	—	—
Core diluted EPS, exclusive of tax benefits impact	$0.12	$0.13	$0.14	$0.14	$0.17	$0.25	$0.29

Return on Average Assets:
Return on average assets, as presented	0.62%	0.66%	0.72%	0.74%	0.98%	0.64%	0.84%
Tax benefit impact (1)	—	—	—	—	(0.03)	—	(0.02)
Core return on average assets, exclusive of tax benefits impact	0.62%	0.66%	0.72%	0.74%	0.95%	0.64%	0.82%

Return on Average Equity:
Return on average equity, as presented	5.76%	6.05%	6.43%	6.42%	8.63%	5.90%	7.21%
Tax benefits impact (1)	—	(0.04)	—	—	(0.25)	(0.02)	(0.14)
Core return on average equity, exclusive of tax benefits impact	5.76%	6.01%	6.43%	6.42%	8.38%	5.88%	7.07%

(1)	Impact of stock option exercises and bank-owned life insurance death benefits.

15